Exhibit 23.1

INDEPENDENT ACCOUNTANTS’ CONSENT

We consent to the use in the June 30, 2003 Form 10-QSB of our review report dated July 25, 2003 accompanying the financial statements and schedules.

/s/ Summers, Spencer & Callison, CPAs, Chartered
Summers, Spencer & Callison, CPAs, Chartered
Topeka, Kansas

August 13, 2003